EXPLORATION AND EXPLOITATION MINING CONTRACT AND PROMISE OF TRANSFER OF MINING RIGHTS CELEBRATED BETWEEN A) EMILIO ACUÑA PERALTA, REPRESENTED IN THIS ACT BY MR. CONRADO ACUÑA ARANDA IN HIS PERSONALITY AS GENERAL AGENT (THE CONCESSIONAIRE) AND B) AMERICAN COPPER MINING, S. A. DE C. V., REPRESENTED IN THIS ACT BY MR. RAMIRO TREVIZO LEDEZMA IN HIS PERSONALITY AS SOLE ADMINISTRATOR AND LEGAL REPRESENTATIVE (THE EXPLORER), JOINTLY NAMED (THE PARTIES), IN ACCORDANCE WITH THE FOLLOWING PREVIOUS RECORDS, DECLARATIONS AND CLAUSES.

PREVIOUS RECORDS

I.

The CONCESSIONAIRE is the legitimate title holder of the mining rights derived from the 8 (eight) concessions that are detailed following, and are integrated in the mining project named “ Picacho”, all of them located in the Municipality of Bacoachi, State of Sonora: (the CONCESSIONS):

Title	Lot	Surface
161,838	El Picacho	21.0000 Hectares
206,327	Unificación Rey de Oro	495.3229 Hectares
214,776	Mis Recuerdos	2.1708 Hectares
218,818	Picacho II	448.5564 Hectares
222,511	Dos Amigos	24.4306 Hectares
222,789	Picacho II	4.9217 Hectares
222,925	El Picacho I	2,155.6890 Hectares
226,154	Crestón	84.0000 Hectares

II.

In recent days, the EXPLORER referred to the CONCESSIONAIRE its interest in carrying out exploration and exploitation mining activities in the lots properly known as the CONCESSIONS (the LOTS) as well being granted the option that the mining rights derived from the CONCESSIONS might be ceded to him in the future through the formality of the respective promissory contract, paying in exchange, as a counterclaim, a certain amount of money.

III.

In view of the CONCESSIONAIRE’S acceptance of the proposal by the  EXPLORER, PARTIES proceeded to write up this present contract for all legal purposes that might arise, with the purpose of formalizing the terms and conditions that would regulate their mercantile relationship regarding the CONCESSIONS.

Exploration and Exploitation Mining Contract and Promise of Transfer of Mining Rights subscribed between Emilio Acuña Peralta and American Copper Mining, S. A. de C. V. on the 15 th July 2009.

DECLARATIONS

I.

The CONCESSIONAIRE declares through the offices of its general agent and under oath of stating the truth, that:

1.  He is a Mexican citizen, of age, married under the bond of separation of goods, to be in full enjoyment of his physical and mental faculties, as well as enabled to practice all kinds of mercantile operations and reason why he is endowed with the necessary and sufficient personality to intervene in this present judicial act;

2.  His general agent is endowed with the faculties, mandates and required powers to subscribe this contract in representation of the CONCESSIONAIRE as faith of it is given in Public Writ number 25,243 granted on the 18th February 2008 before the testimony or Mr. David Martín Magaña Monreal, Attorney at Law and Notary Public number 16 of the City of Hermosillo, State of Sonora, and same that have not been limited, suspended, restrained or revoked as of the date of this present instrument;

3.   He is duly inscribed in the Federal Taxpayers Registry under Identification Certificate number AUPE-501019-NQO, and is current to date in the payments of his income tax and other contributions that have corresponded to him in conformity to the applicable and current legislation;

4.   He is the legitimate title holder of the rights derived from the CONCESSIONS.

5. To date he has duly complied to the obligations that the applicable and current legislation imposes on the holders of administrative authorizations such as are the CONCESSIONS, including payment of the pertaining rights in conformity with the Federal Law of Rights and reason why the respective mining rights are current to date and in good legal standing;

6.  The mining rights derived from the CONCESSIONS are free of any lien, attachment, affectation or limitation whatever the nature in their domain and thus the CONCESSIONAIRE is free to deal with them in any manner he finds convenient;

7.  The LOTS are in good condition considering that the mining activities carried out on them to date have complied to the applicable legal dispositions in matters concerning mining, environmental care and others of similar nature;

8.  The landmarks that show the precise location of the starting point of the LOTS are in good condition of preservation having been built in compliance to the applicable and current legal dispositions;

Exploration and Exploitation Mining Contract and Promise of Transfer of Mining Rights subscribed between Emilio Acuña Peralta and American Copper Mining, S. A. de C. V. on the 15 th July 2009.

9.  To date there does not exist any standing contract or agreement that includes in its object the CONCESSIONS either direct or indirectly reason why the subscription of this present instrument does not imply a non compliance by the CONCESSIONAIRE to commitments previously engaged nor does it affect any previous rights granted in favor of any third party;

10.  Previous to the date of subscription and ratification of this present contract, it received from the EXPLORER as an advance to the counterclaim that will be described in the forthcoming clauses, the amount of $500,000.00 Dollars (Five hundred thousand Dollars 00/100 in United States currency), plus the corresponding Added Value Tax, that is, a sum total of $575,000.00 Dollars (Five hundred seventy five thousand Dollars 00/100 in United States currency) the ADVANCE.

11.  It is his free will to subscribe this present contract with the purpose of granting in favor of the EXPLORER the necessary and sufficient right to develop all kinds of mining activities in exploration and exploitation in the LOTS, complying in full to the terms and conditions included in the forthcoming clauses, and;

12.  Likewise, it is his free will to subscribe this present contract in order to commit itself with the EXPLORER by virtue of a contract of promise of transfer of the mining rights derived from the CONCESSIONS, complying in full to the terms and conditions included in the forthcoming clauses.

II.

The EXPLORER declare through the offices of its general agent and under oath of stating the truth, that:

1.   It is a Mexican mercantile society, specifically a Stock Company with Varying Amount of Capital, duly established and in operation in agreement to the applicable and current legislation of the United States of Mexico, just as faith is given in Public   Writ number 17,348 granted on the 18 th December 2006 before the testimony of Mr..Eugenio Fernando García Russek, Attorney at Law and applicant to the position of Notary Public and assigned to Public Notary number 28 of the Morelos Judicial District of the State of Chihuahua of which Mr. Felipe Colomo Castro, Attorney atLaw, is Title Holder, and instrument which is duly inscribed in the Public Registry of Commerce of said District under electronic mercantile folio number 23,391*10 on the 29 th January 2007 and reason why he is endowed with the required personality to subscribe this present contract;

2.  As soon as possible the formal inscription in the Public Registry of Mines of the described instrument in the above numeral will be requested with the purpose of enjoying the required legitimacy for registration acknowledgement as holder of all kinds of mining rights, considering that its social object expressly includes the possibility of carrying out all kinds of activities within the mining field, as such is the case of this present contract;

Exploration and Exploitation Mining Contract and Promise of Transfer of Mining Rights subscribed between Emilio Acuña Peralta and American Copper Mining, S. A. de C. V. on the 15 th July 2009.

3.   Its representative enjoys the mandates, powers and necessary and sufficient faculties to represent the EXPLORER in this present act, just as faith is given in Public Writ described in numeral 1 above, and same that have not restrained, limited, suspended or revoked, and reason why he is endowed with the required capacity to sign this agreement;

4.  The shareholders of the EXPLORER have authorized the formalization of this present mercantile operation under the terms of their current and applicable social statutes, among another conductive and internal norm, specifically by virtue of the Shareholders Ordinary Assembly celebrated on the 1 st July 2009;

5.   It is duly inscribed in the Federal Taxpayers Registry under Identification Certificate ACM-061220-TIA, and being to date current in its income tax payments and other contributions that might have corresponded to it in conformity with the current and applicable fiscal legislation;

6.   It recognizes the CONCESSIONAIRE as the legitimate holder of the rights derived from the CONCESSIONS having taken the opportunity of proving such legal situation personally before competent authorities;

7.  It expressly recognizes that the CONCESSIONAIRE has duly complied with the obligations that the applicable and current legislation imposes upon holders of administrative authorizations such as the CONCESSIONS are, including payment of the corresponding rights in conformity with the Federal Law of Rights, having taken the opportunity of personally proving such legal situation before competent authorities and reason by which he accepts that the respective mining rights are current to date and in good legal standing;

8.   He recognizes that the LOTS are in good condition taking into consideration that the mining activities carried out on same to date have complied duly with the applicable legal dispositions in matters concerning mining, environmental care and other similar nature;

9.   It is the free will of its Administration Board, as well as that of its current shareholders, to subscribe this present contract with the purpose that the CONCESSIONAIRE expressly grants to him the necessary and sufficient right to develop all kinds of exploration and exploitation mining activities on the LOTS complying in full to the terms and conditions included in the forthcoming clauses;

10.   Likewise, it is the free will of its Administration Board, as well as that of its current shareholders, to subscribe this present contract in order to commit themselves with the CONCESSIONAIRE by virtue of the promise of transfer contract of the mining rights derived from the CONCESSIONS, complying in full to the terms and conditions included in the forthcoming clauses.

Exploration and Exploitation Mining Contract and Promise of Transfer of Mining Rights subscribed between Emilio Acuña Peralta and American Copper Mining, S. A. de C. V. on the 15 th July 2009.

III.

Both PARTIES declare, through its general agent the former and through its legal representative the latter, under oath of stating the truth, that their recognize the personality of their counterparts in addition of appearing to the subscription of this present contract in good faith, without deceit, ill faith, harms, violence or whatever other vitiation in their consent with the purpose of committing themselves to the following clauses:

CLAUSES

FIRST. RIGHT FOR MINING EXPLORATION:  By virtue of the subscription of this present contract, in terms of the Mining Law, its Ruling and other applicable and current legal dispositions, the CONCESSIONAIRE grants in favor of the EXPLORER the exclusive right to explore and exploit the LOTS complying to the terms and following conditions.

SECOND. EXPLORATION AND EXPLOITATION MINING DISCRTION:  It is expressly agreed by the PARTIES that, during the totality of its exploration and exploitation mining activities, the EXPLORER will have complete technical, industrial, economical and commercial autonomy. As such, he can make use of the required discretion to freely choose the kind, manner and order of applying the required processes and systems to such an effect.

THIRD. ACCESS TO LOTS: The CONCESSIONAIRE expressly commits himself to collaborate in a reasonable manner with the EXPLORER with the purpose of achieving, for all legal purposes that might arise, the free and complete access to the surface covered by the LOTS, an indispensable requisite for the execution of exploration and exploitation tasks referred to in this document.

To such an effect, the CONCESSIONAIRE commits himself to vie with the or proprietors of the land where the LOTS are located in order to achieve the celebration of contracts and agreements required for the obtainment of direct access already mentioned at least during a time term similar to the duration of this contract in the understanding that the CONCESSIONAIRE will be the one to intervene as part of such judicial acts in his position as legitimate holder of the mining rights derived from the CONCESSIONS.

The EXPLORER must expressly authorize the CONCESSIONAIRE the stipend of any payment or obligation related with the granting of the rights of access in question, it being that the corresponding amount must be reimbursed by the EXPLORER in favor of the CONCESSIONAIRE periodically, and the EXPLORER must comply with the different obligations agreed by the CONCESSIONAIRE as agreed in the respective contracts and agreements that be subscribed with the proprietors of the land where the LOTS are located.

FOURTH. WORK, CONSTRUCTION AND IMPROVEMENT AT LOTS: The EXPLORER is endowed as of this moment to execute, at its expense and risk, per itself or by means of any third party, the totality of the works, construction and improvements that may be required for the correct development of its activities of mining exploration and

Exploration and Exploitation Mining Contract and Promise of Transfer of Mining Rights subscribed between Emilio Acuña Peralta and American Copper Mining, S. A. de C. V. on the 15 th July 2009.

exploitation at LOTS expressly including the possibility of building the structures, edifices, improvements and access roads necessary for such a purpose. In a like manner, the EXPLORER will have the right to install and make use of the whole of the machinery and equipment it deems convenient for exploring and exploiting the LOTS.

The CONCESSIONAIRE expressly authorizes that works, construction, improvements and machinery implementation for the exploration and exploitation activities on the LOTS, be good belonging to the EXPLORER or to hired third parties be removed at any moment during the current duration of this instrument, and afterwards, during an extended period of 90 (ninety) natural days after the termination of this present contract, if and ever the removal does not put in risk the safety of the works carried out in which case they must remain set at LOTS. It is specially agreed that the permanent works of fortification, the propping and, in general, the necessary works to uphold the safety and stability of the mines, will not be allowed to be removed as foreseen in the Mining Law, its Ruling and the rest of the current and applicable legal dispositions.

FIFTH. COMMITMENTS TO INVEST IN MINING EXPLORATION: The EXPLORER will have the right to incur in the expenses and to carry out investments that it seems pertinent per its own interests in the development of its activities of exploration and exploitation on the LOTS, leading to the assessment of the existing mineral potential in same.

Regardless of the discretion granted, the EXPLORER must invest in those concepts before mentioned, at least, the amounts stated in the applicable and current legal disposition for such an effect and every year for as long as this instrument lasts, bearing in mind the date of expedition of each mining concession title and the surface covered by the LOTS proper to the CONCESSIONS.

SIXTH. INVESTMENT SUSPENSION IN EXPLORATION AND MINING EXPLOITATION. If at any moment the EXPLORER should consider inconvenient to continue with its exploration and exploitation activities at LOTS and, thus, wish to terminate in advance this contract, it will not be held obliged to carry out more investments or expenses than those already done up to the date in which it delivers to the CONCESSIONAIRE the notice of termination under the terms of the following clause.

SEVENTH. PROOF OF WORK AND STATISTICAL REPORTS: As of the subscription and ratification of this present contract, and for as long as it remains current, it will be the EXPLORER’S obligation to prepare and present before the competent mining authorities the reports and proofs of work and mining tasks that are carried out at LOTS, as well as the corresponding statistical reports in case they are applicable and complying to the dispositions of the current and applicable legislation. In case such information is put forward to the competent authority, the EXPLORER must deliver to the CONCESSIONAIRE an ordinary copy of the corresponding documentation by virtue of which compliance to the described obligations can be accredited and proven.

Exploration and Exploitation Mining Contract and Promise of Transfer of Mining Rights subscribed between Emilio Acuña Peralta and American Copper Mining, S. A. de C. V. on the 15 th July 2009.

EIGHTH. PAYMENT OF MINING RIGHTS: As of the subscription and ratification of this present contract and for as long as it remains current, it will be the EXPLORER’S obligation to pay for the mining rights required in order to keep the rights derived from the CONCESSIONS prevalent in favor of the CONCESSIONAIRE complying in full to the current and applicable legal dispositions. The EXPLORER must deliver to the CONCESSIONAIRE an ordinary copy of the corresponding documentation by virtue of which compliance to the described obligations can be accredited and proven.

NINTH. USEFULNESS OF THE MINERAL: It is expressly stipulated that during the prevalence of this contract the EXPLORER will have the right to extract discretionally those amount of mineral it requires to carry out all kinds of sampling and metallurgical testing with the purpose of assessing the potential of the LOTS. Likewise, it can extract amounts of mineral it deems convenient, without any limitation, for commercial purposes if and ever it is complying to the payment obligations it assumes by virtue of the following Fifteenth and Sixteenth clauses.

In this sense, PARTIES agree that during the prevalence of this present contract, the CONCESSIONAIRE will have the right of access to the totality of the surface covered by the LOTS, as well as the right to continue ding exploration and exploitation tasks at the ramp known as “San Julián”, located on a portion of the surface of the lots corresponding to the concessions “Unificación Rey de Oro”, “Mis Recuerdos” and “El Picacho”, in the understanding that it cannot extract more than 5,000 (five thousand) tons of material per month (an amount not cumulative) and that, under no assumption, will it be able to interfere with the exploration and exploitation that the EXPLORER might wish to carry out in said mining installations. The CONCESSIONAIRE expressly accepts that on carrying out its exploration and exploitation works already mentioned, it will not become associated in any way with a third party because under any supposition these works must be carried out by it directly, and making use for such an effect of its own human resources, materials and economy.

TENTH. EXPLORER’S OBLIGATIONS: In the execution of the exploration and exploitation works on LOTS, the EXPLORER is committed furthermore to:

1.   To the execution of the exploration and exploitation works conforming to the usages and habits of the mining industry, conforming to the Mining Law, its Ruling and other dispositions current and legally applicable.

2.   Keep the LOTS in good preservation condition.

3.   Take care of the starting point landmarks and location of the LOTS.

4.   Give answer to the obligation in environmental matters regarding the activities of its workers or contractors that are being carried out directly on the LOS, as well as;

5.   To duly comply with the rest of the obligations corresponding to it in conformity to the current and applicable legislation in the United States of Mexico.

Exploration and Exploitation Mining Contract and Promise of Transfer of Mining Rights subscribed between Emilio Acuña Peralta and American Copper Mining, S. A. de C. V. on the 15 th July 2009.

ELEVENTH. CONCESSIONAIRE’S OBLIGATIONS: Derived from the right of exploration and exploitation granted in favor of the EXPLORER, the CONCESSIONAIRE commits itself during the prevalence of this contract to:

1.   To keep in effect and to its favor the mining rights derived from the CONCESSIONS, as well as not to request reduction, subdivision or unification of he surface they cover, nor to desist itself from such rights except that it has the prior written authorization from the EXPLORER to such a purpose.

2.   To abstain from celebrating any contract regarding the CONCESSIONS except with the EXPLORER or with the individuals or corporations that this latter might  indicate to such an effect, not to transmit in any manner the rights derived from the CONCESSIONS in favor of third parties other than the EXPLORER or with whom this latter signals in the assumption of exercising the right to acquire same that by virtue of this instruments are granted to it;

3.   Keep the rights derived from the CONCESSIONS free of any burden, lien, affectation or limitation of ownership of any kind;

4. Not to interfere, prevent or hinder the exercise of the exclusive right granted in favor of the EXPLORER for assessing, exploring and exploiting the LOTS.

5. To reasonable collaborate with the EXPLORER with the purpose of facilitating and supporting the activities this latter deems convenient to carry out in order to finish mentioned assessments, the exploration and exploitation to its entire satisfaction. In case that the CONCESSIONAIRE directly, or any of its representatives, agents, contractors or related persons interferes with the development of the EXPLORER’S operations at LOTS during the prevalence of this contract, it will obliged to reimburse any expense that the EXPLORER incurs in to avoid or make good the wrong of such an interference, and if not doing so, it accepts that such an amount be deducted from any payment or amount that may correspond to it in accordance to this contract;

6.  Keep the EXPLORER, its representatives, executives, workers, employees, consultants and persons related to it free, safe and at peace from any claim and/or responsibility that might be impugned or imputed against them by acts imputable directly to the CONCESSIONAIRE or any of its representatives, agents, contractors or persons related.

7. Keep in confidence during the prevalence of this contract and afterwards in case the right to acquire the rights derived from the CONCESSIONS by the EXPLORER are exercised the totality of the information or documentation received by the EXPLORER and/or its contractors that has been previously known publicly be it of an industrial nature and it will be considered and treated as privileged information and industrial secret. In this sense, the CONCESSIONAIRE commits itself to return to the EXPLORER the information

Exploration and Exploitation Mining Contract and Promise of Transfer of Mining Rights subscribed between Emilio Acuña Peralta and American Copper Mining, S. A. de C. V. on the 15 th July 2009.

and documentation described in case it exercises the right to acquire the rights derived from the CONCESSIONS.

8. Abstain from granting any kind of faculties, mandates or powers regarding the CONCESSIONS during the prevalence of this contract except when it has the written and previous authorization by the EXPLORER, as well as:

9. To duly comply with the rest of the obligations that corresponds to it in conformity with the applicable and current legislation in the United States of Mexico.

TWELFTH. LABOR RELATIONS: In order to comply to the obligations that each of the PARTIES contracts by virtue of the subscription of this contract, they manifest that they will act as totally independent entities reason by which under no motive will it be understood that there exists a labor relationship between them, thus canceling the possibility of the application of the current social and labor legislation. In consequence, PARTIES under no assumption will be able to hire employees or workers in the name or representation of their counterpart.

Regarding their own workers and employees PARTIES state that there exists no labor relationship whatsoever between the workers and employees of the CONCESSIONAIRE and the EXPLORER nor between their own and the other. Thus, PARTIES state being the employers of their own workers and employees in compliance to the current social and applicable labor legislation and to be the only and exclusive responsible entities regarding the social and labor obligations to be complied to in favor of such subjects.

Consequently, PARTIES commit themselves to free their counterparts of any social or labor responsibility that might be impugned contrary to this clause in relation to their own workers and employees under the terms of the applicable and current social and labor legislation.

THIRTEENTH. PROMISE OF TRANSFER OF MINING RIGHTS: By virtue of the subscription of this present contract, the CONCESSIONAIRE promises and irrevocably commits itself to cede in favor of the EXPLORER, or to the individual or corporation that this latter signals, without reserve or limitation whatsoever, free of burden, lien, affectation or limitation of ownership of any kind, the totality of the mining rights derived from the CONCESSIONS that cover the LOTS, complying to the following terms and conditions.

FOURTEENTH. ACCESSORY RIGHTS: If the right to acquire the mining rights derived from the execution of the exploration and exploitation works CONCESSIONS is exercised, the CONCESSIONAIRE must at the same time cede in favor of the EXPLORER or to the individual or corporation it signals, without reserve or limitation whatsoever, the totality of the rights it detains at the moment in order to access to the surface that cover the LOTS, such as the rights of lease contracts, commodatum, temporary occupation as well as those licenses, permits, authorizations, bondages or whatever other equivalent permits that, in general, allow for the carrying out of the works regarding the CONCESSIONS.

Exploration and Exploitation Mining Contract and Promise of Transfer of Mining Rights subscribed between Emilio Acuña Peralta and American Copper Mining, S. A. de C. V. on the 15 th July 2009.

FIFTEENTH. COUNTERCLAIM: Due to the granting of the onerous promise of transfer of the mining rights derived from the CONCESSIONS, the EXPLORER obliges itself to pay in favor of the CONCESSIONAIRE the amount of $4’800,000.00 Dollars (Four million eight hundred thousand Dollars 00/100 in United States currency), plus the corresponding Added Value Tax, that is, a sum total of $5’520,000.00 Dollars (Five million five hundred and twenty thousand Dollars 00/100 in United States currency) (the COUNTERCLAIM) complying to the terms and conditions described following.

SIXTEENTH. MANNER, TIME AND PLACE OF PAYMENT OF THE COUNTERCLAIM: The EXPLORER commits itself to pay the COUNTERCLAIM amount in favor of the CONCESSIONAIRE by means of nominal checks in favor of the beneficiary’s account, as one, or through electronic transfer of funds to the banking account that for such a purpose the CONCESSIONAIRE should indicate to the EXPLORER in all opportunity. In any of the cases, the CONCESSIONAIRE authorizes the EXPLORER as of this moment to choose in all liberty either of the described options the manner in which the COUNTERCLAIM will be paid.

Regarding the time of the COUNTERCLAIM payment, PARTIES agree that same be honored by means of several partial payments as per the following schedule:

1. By virtue of the ADVANCE, same that was delivered in favor of the CONCESSIONAIRE previously to the signing and ratification of this present contract by an amount of $500,000.00 Dollars (Five hundred thousand Dollars 0/100 in United States currency), plus the corresponding Added Value Tax, that is, a sum total of $ 575,000.00 Dollars (Five hundred seventy five thousand Dollars 00/100 in United States currency).

2. On the 5 th (fifth) month from the signing and ratification of this present contract before Public Broker, that is, at the latest on the 15th December 2009, the amount of $250,000.00 Dollars (Two hundred and fifty thousand Dollars 00/100 in United States currency), plus the corresponding Added Value Tax, that is, a sum total of $287,500.00 Dollars (Two hundred eighty seven thousand and five hundred Dollars in United States currency).

3. On the 11 th (eleventh) month from the signing and ratification of this present contract before Public Broker, that is, at the latest on the 15th June 2010, the amount of $250,000.00 Dollars (Two hundred and fifty thousand Dollars 00/100 in United States currency), plus the corresponding Added Value Tax, that is, a sum total of $287,500.00 Dollars (Two hundred eighty seven thousand and five hundred Dollars in United States currency).

4. On the 17 th (seventeenth) month from the signing and ratification of this present contract before Public Broker, that is, at the latest on the 15th December 2010, the amount of $250,000.00 Dollars (Two hundred and fifty thousand Dollars 00/100 in United States currency), plus the corresponding Added Value Tax, that is, a sum total of $287,500.00 Dollars (Two hundred eighty seven thousand and five hundred Dollars in United States currency).

Exploration and Exploitation Mining Contract and Promise of Transfer of Mining Rights subscribed between Emilio Acuña Peralta and American Copper Mining, S. A. de C. V. on the 15 th July 2009.

5. On the 23 rd (twenty third) month from the signing and ratification of this present contract before Public Broker, that is, at the latest on the 15th June 2011, the amount of $250,000.00 Dollars (Two hundred and fifty thousand Dollars 00/100 in United States currency), plus the corresponding Added Value Tax, that is, a sum total of $287,500.00 Dollars (Two hundred eighty seven thousand and five hundred Dollars in United States currency).

6. On the 29 th (twenty ninth) month from the signing and ratification of this present contract before Public Broker, that is, at the latest on the 15th December 2011, the amount of $250,000.00 Dollars (Two hundred and fifty thousand Dollars 00/100 in United States currency), plus the corresponding Added Value Tax, that is, a sum total of $287,500.00 Dollars (Two hundred eighty seven thousand and five hundred Dollars in United States currency), and,

7. The balance of the COUNTERCLAIM, that is, the amount of $3’050.000.00 Dollars (Three million fifty thousand Dollars 00/100 in United States currency), plus the corresponding Added Value Tax, that is, a sum total of $3’507,500.00 Dollars (Three million five hundred and seven thousand five hundred Dollars 00/100 in United States currency), on the 35 th (thirty fifth) month from the signing and ratification of this present contract before Public Broker, that is, at the latest on  the 15th June 2012.

Regardless the terms established in the schedule of payments for paying the corresponding partialities to the COUNTERCLAIM, the CONCESSIONAIRE expressly grants in favor of the EXPLORER a time period of 30 (thirty) extended natural days beginning as of the date following the date due of each partiality to pay without any penalty at all.

As of the address in which the COUNTERCLAIM must be paid, and under the assumptions that the EXPLORER chooses to do so by nominal check in favor of the beneficiary’s account in conformity with the first paragraph of this clause, the CONCESSIONAIRE expressly accepts that such documents be delivered at the conventional address he establishes for such a purpose in the following clause.

SEVENTEENTH. PROOF OF PAYMENT:  Against payment of each of the partialities of the COUNTERCLAIM, the CONCESSIONAIRE commits itself to extend in favor of the EXPLORER a valid fiscal voucher as required by the applicable and current fiscal legislations.

The CONCESSIONAIRE obliges himself to deliver such vouchers at the address of the EXPLORER within the following 5 (five) able days from the date the corresponding payment was made, independently of the manner of payment chosen by the EXPLORER for such a purpose.

Exploration and Exploitation Mining Contract and Promise of Transfer of Mining Rights subscribed between Emilio Acuña Peralta and American Copper Mining, S. A. de C. V. on the 15 th July 2009.

EIGHTEENTH. TRANSFER OF MINING RIGHTS: In the assumption that the EXPLORER pays in favor of the CONCESSIONAIRE the totality of the amount of the COUNTERCLAIM, be it by keeping to the schedule of partial payments or in an advance manner under the terms of the above clause, PARTIES commit themselves to subscribe a transfer of mining rights contract by virtue of which, among other terms and conditions, the CONCESSIONAIRE cedes without reserve of limitation whatsoever, in total and definitely, free of burden, lien, affectation or limitation of ownership of any kind, the totality of the mining rights derived from the CONCESSIONS, expressly setting as price for such a concept the total amount of the COUNTERCLAIM, as well as the fact that the CONCESSIONAIRE has received such amount to his satisfaction, and thus, such document will constitute the broadest receipt that may proceed by law in favor of the EXPLORER.

PARTIES commit themselves to subscribe and ratify before Public Broker the transfer of mining rights contract within the following 15 (fifteen) able days from the date in which the EXPLORER paid the totality of the COUNTERCLAIM in favor of the CONCESSIONAIRE.

The totality of expenses incurred in for the preparation, subscription and ratification of the transfer of mining rights contract will be charged to the EXPLORER.

NINETEENTH. DURATION AND ADVANCED TERMINATION: The duration of the right to explore the LOTS, as well as the time term within which the EXPLORER can exercise, at any time, the right for the totality of the mining rights derived from the CONCESSIONS to be ceded in his favor, through the full payment of the COUNTERCLAIM, will be 3 (three) years, beginning from the date of the signing and ratification of this document before Public Broker by the PARTIES

Such time term will be obligatory to the CONCESSIONAIRE and voluntary for the EXPLORER it being that this latter can terminate the duration of this contract at any moment, at its own discretion and without any responsibility at all, through a written notice given to the CONCESSIONAIRE at least with 30 (thirty) natural days anticipation to the effective date of cancellation. The CONCESSIONAIRE expressly accepts, for all legal purposes that might arise, that the mentioned notice will be sufficient and enough to certify the will of the EXPLORER of terminating in advance the duration of this contract, without the need of subscribing an advanced termination agreement o engaging in any other kind of legal paper work.

TWENTIETH. OBLIGATIONS IN CASE OF ADVANCED TERMINATION: In the assumption that the EXPLORER decides to terminate in advance the duration of this present contract under the terms of the foregoing clause, he obliges himself before the CONCESSIONANIRE to:

1. To return in favor of the CONCESSIONAIRE the possession of the installations that were built at LOTS within the following 15 (fifteen) natural days of the effective date of termination and without harming the right he has to withdraw the goods belonging to him and of third parties he might have contracted to carry out his endeavors of exploration under the term of the above indicated clause, as well as to

Exploration and Exploitation Mining Contract and Promise of Transfer of Mining Rights subscribed between Emilio Acuña Peralta and American Copper Mining, S. A. de C. V. on the 15 th July 2009.

:

2. Deliver in favor of the CONCESSIONAIRE within the following 30 (thirty) natural days from the effective date of cancellation, the totality of the documentation and information he may have up to that date and related to the CONCESSIONS, as were derived from his mining exploration activities.

TWENTY FIRST. SECURITIES BY REPENTANCE: PARTIES expressly accept for all legal purposes that might arise that, in the assumption the EXPLORER decides to terminate in advance the duration of this present contract, under the terms of the before mentioned clause, the amount of partial payments corresponding to the COUNTERCLAIM that might have been delivered to the CONCESSIONAIRE, should be considered securities by repentance leaving the EXPLORER without any right to request devolution under no concept, nor the CONCESSIONAIRE be in the ability to request any further payment.

PARTIES likewise agree that, in the assumption that this present contract might not be executed in its totality by causes imputable to the EXPLORER, or by force majeure reasons, fortuitous event or by the makings of nature, or by cancellation of same under the terms of the immediately above paragraph, the totality of payments done in favor of the CONCESSIONAIRE to that date will remain in his favor as securities of repentance.

TWENTY SECOND. NON COMPLIANCE THROUGH A FORTUITOUS EVENT OR FORCE MAJEURE: It is expressly agreed that the EXPLORER will not be held responsible for the delay or total non compliance or partial of the obligations it assumes under the terms of this document when such delay or non compliance stems or is a result of a fortuitous event or of force majeure, that is, from occurrences or acts of nature or man that are unforeseen or that, even if foreseen, cannot be avoided by the EXPLORER.

 As indicated in the immediately above paragraph, PARTIES convene in that the occurrences cited following in an enunciatively but not limiting manner will be considered fortuitous events or force majeure causes: disasters such as fires, explosions, floods, storms, earthquakes, epidemics, civil disturbances, labor disturbances, strikes, wars, invasions, oppositions or disturbances caused by rural communities, common land owners (ejidos) or by any other group or association legally constituted or not, as well as oppositions and disturbances caused by any other person that prevents or do not authorize within reason the EXPLORER the free access to the LOTS, or prevent the correct carrying out of the mining tasks contemplated in this contract, as well as actions or omissions by any government authority, be it federal, state or municipal which includes the delay or the lack of opportune obtainment of permits and authorizations required from any government authority, individual or corporation, groups or entities for carrying out the mining tasks foreseen in this document.

In case that any of these assumption presents itself leading to a fortuitous event or force majeure cause, the EXPLORER must notify the CONCESSIONAIRE within a time term of 30 (thirty) natural days as of the date in which the EXPLORER became aware of any

Exploration and Exploitation Mining Contract and Promise of Transfer of Mining Rights subscribed between Emilio Acuña Peralta and American Copper Mining, S. A. de C. V. on the 15 th July 2009.

case. Such notice will not be necessary in the assumption that such fortuitous event or force majeure cause if evident to both PARTIES.

Regardless the foregoing, the EXPLORER accepts that it cannot claim fortuitous event or force majeure cause regarding the payment obligations it assumes by virtue of the subscription of this contract in favor of the CONCESSIONAIRE.

TWENTY THIRD. NON COMPLIANCE AND CANCELLATION: PARTIES convene in that, in case one of them does not comply to any of the obligations assumed by virtue of the subscription of this present instrument, the counterpart will have the right to demand the forceful compliance of the obligation not complied to, on one side, or the cancellation of the present contract, on the other, as well as the payment of an indemnity for damages and harms in both cases.

TWENTY FOURTH. SEPARATE ENTITIES: None of the terms and conditions of this present instrument must interpreted in the sense that the PARTIES have constituted a society or association relationship and as such, their assets are not joined together for fiscal responsibility purposes or before third parties, or by any other nature.

TWENTY FIFTH. FISCAL OBLIGATIONS: On being registered and established in the Federal Taxpayers Registry, as well as being up to day in their income tax payments and other contributions that might have corresponded to them to date, PARTIES convene in that each one, separately, will defray tax payments that individually correspond to each due to the compliance to the terms and conditions of this present instrument, complying to the applicable and current fiscal legislation, and each committing itself to leave its counterpart free regarding any fiscal responsibility that might be imputed contrary to this clause by competent authorities.

TWENTY SIXTH. FORMALITY AND INSCRIPTION: With the purpose of safeguarding the rights of both PARTIES before third parties regarding this present contract, the EXPLORER expressly commits itself to carry out the whole of the paper work required to inscribe this present instrument before the Public Registry of Mines and, after it has been inscribed and ratified by both PARTIES before testimony of a Public Broker of the EXPLORER’S choosing.

The totality of expenses incurred in for the ratification of this present instrument, as well as the inscription of same before the mentioned authority, will be charged to the EXPLORER.

TWENTY SEVENTH. ADDRESSES AND CONTACT TELEPHONES: PARTIES convene that for all purposes referring to the execution and compliance of the terms and conditions of this present instrument, as well as to give announcements, notifications and other communications related with same, they state their addresses and contact telephone numbers to be:

Exploration and Exploitation Mining Contract and Promise of Transfer of Mining Rights subscribed between Emilio Acuña Peralta and American Copper Mining, S. A. de C. V. on the 15 th July 2009.

CONCESSIONAIRE

EXPLORER

Privada de Connecticut 1805

Calle California 5101-206

Fracc. Residencial Campestre

Edificio Ejecutivo Vértice

Ciudad de Chihuahua

Col. Haciendas de Santa Fe

Estado de Chihuahua

Ciudad de Chihuahua

Estado de Chihuahua

Phone: 52-614-423-4098

Phone: 52-614-200-8483

In case of a change in address, PARTIES agree in notifying their counterpart of such a circumstance at least 5 (five) natural days before the date in which the change of address is carried out.

Regardless the foregoing, if any of the PARTIES should fail to notify its counterpart of the change of address, it will be understood that notifications delivered at the last known address will be fully valid and will bear all legal effects.

TWENTY EIGHTH. NOTIFICATIONS AND COMMUNICATIONS: PARTIES agree that any notice, announcement or communication necessary to be given to their counterpart must be done so in writing.

Delivery of such documents can be done by three means: 1. By ordinary courier service delivered on hand or by certified mail, both with receipt of acknowledgment; 2. Via fax or, 3. Electronic mail. In this last case, delivery will be considered valid and legally carried out only when the reception of the respective electronic mail is confirmed electronically in an expressed manner within the following 3 (three) natural days after it having been sent, by means of an acknowledgement and confirmation message answered to the sender by the addressee.

PARTIES likewise agree that the notices, announcements and communications related to this present instrument will take their respective effect on the day of reception. In case that such letters include some kind of term, such term will begin to be in effect on the next able day in which confirmation of reception is given.

TWENTY NINTH. CONTACT PERSON: PARTIES agree in that the totality of notices, announcements and communications necessary to be exchanged between them derived from the terms and conditions of this present instrument, must addressed indistinctly to the following persons:

CONCESSIONAIRE

EXPLORER

Emilio Acuña Peralta

            Ramiro Trevizo Ledezma

Conrado Acuña Aranda

Ramiro Trevizo González

Exploration and Exploitation Mining Contract and Promise of Transfer of Mining Rights subscribed between Emilio Acuña Peralta and American Copper Mining, S. A. de C. V. on the 15 th July 2009.

In case it be their will to change the contact persons PARTIES agree in notifying their counterpart of such a circumstance at least 5 (five) able days in advance to the date in which other persons will be nominated. Not complying to the obligation herein described will means that notices, announcements and communications sent and delivered to the name of the previous addressees of the PARTY incurring in the change of contact persons, will bear all legal effects in favor of the PARTY not having been notified in all opportunity as of the date of delivery and for as long as the non compliance subsists.

THIRTIETH. TOTALITY OF THE CONTRACT: PARTIES accept that this present contract contains the totality of the agreements between them regarding the object, and leaving without effect as well as canceling the whole of agreements, reports, negotiations, correspondence, commitments and communications carried out previously between them either in writing or verbal.

THIRTY FIRST. CESSION: The CONCESSIONAIRE expressly authorizes as of this moment the EXPLORER to cede to any third party it considers convenient, without the need of previous consent by the CONCESSIONAIRE, the totality of the rights and obligations that may derive in its favor and charge derived from the subscription of this contract.

The before stated, if and ever in the document formalizing the cession of rights and respective obligations, it be stated by part of the transferee that his acceptance be considered to subrogation in the totality of the obligations that by virtue of this document the EXPLORER acquires, and that after the celebration of said contract, within the following 15 (fifteen) natural days, written notice be given to the CONCESSIONAIRE, informing of the third party’s standing who acquired the totality of the rights and obligations derived from the subscription of this instrument.

THIRTY SECOND. MODIFICATIONS: The terms and conditions of this present instrument can only be modified by virtue of the subscription of modifying agreements between the PARTIES. To such agreements must be added as annex an ordinary copy of this contract, always searching for a clear interpretation of the terms and conditions the PARTIES have agreed upon regarding this mercantile operation.

THIRTY THIRD. HEADINGS: PARTIES acknowledge that the heading of the clauses in which this contract is divided have been included only with the purpose in mind of making the reading of this document easier as thus are void of any interpretative or linking  value.

THIRTY FOURTH. SUBSCRIPTION OF DIFFERENT QUANTITIES: PARTIES expressly accept that this present contract may be subscribed in different quantities for each one of them, and that their consent be considered as fully granted for all legal purposes that might arise as of the date that by their own handwriting it is confirmed at the end of this document.

Exploration and Exploitation Mining Contract and Promise of Transfer of Mining Rights subscribed between Emilio Acuña Peralta and American Copper Mining, S. A. de C. V. on the 15 th July 2009.

Likewise, they agree in the possibility that such quantities be ratified before different public brokers, even in different cities with the purpose of achieving its inscription before the competent mining authorities.

THIRTY FIFTH. APPLICABLE LAW: This present instrument will abide and will be interpreted in conformity with the Mining Law, its Ruling and the Federal Civil Code among other applicable and current legal disposition in the United States of Mexico.

THIRTY SIX. JURISDICTION: In case any controversies may arise related to the validity, intention, interpretation, execution or compliance of this contract, PARTIES expressly agree to submit same before ht competent Courts of Law of the City of Chihuahua, State of Chihuahua, and surrendering any other jurisdiction or privilege that might correspond t them by reason of their current or future domiciles or by any other circumstance.

(THERE FOLLOWS A PAGE OF SIGNATURES AND GRANTING OF CONSENT)

BOTH PARTIES IN THE KNOWLEDGE OF THE FORCE AND LEGAL REACH OF THIS PRESENT CONTRACT, SUBSCRIBE IT IN CONFORMITY FOR ALL LEGAL EFFECTS THAT MAY ARISE, BEING TOGETHER IN THE CITY OF CHIHUAHUA, STATE OF CHIHUAHUA ON THE FIFTEENTH DAY OF THE MONTH OF JULY OF THE YEAR TWO THOUSAND AND NINE.

                 CONCESIONAIRE                                                                                           EXPLORER

Signature

       Signature

                /s/ Conrado Acuna Aranda                                                                              /s/ Ramiro Trevizo Ledezma

Emilio Acuña Peralta,

American Copper

Represented in this act by

S. A. de C. V:

Conrado Acuña Aranda

Represented in this act

by: Ramiro Trevizo

Ledezma

###

Exploration and Exploitation Mining Contract and Promise of Transfer of Mining Rights subscribed between Emilio Acuña Peralta and American Copper Mining, S. A. de C. V. on the 15 th July 2009.